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                                                                    EXHIBIT 10.4

     EMPLOYMENT AGREEMENT dated and effective as of January 1, 1997 (the "Agreement"), between IMAX CORPORATION, a corporation organized under the laws of Canada ("Imax"), and BRADLEY J. WECHSLER (the "Executive").

     WHEREAS, the Executive is currently the Chairman and Co-Chief Executive Officer of Imax and is employed pursuant to an Employment Agreement dated as of March 1, 1994, as amended by a resolution of the Imax Board of Directors (the "Board") dated January 31, 1995 and by a letter agreement dated September 14, 1995; and

     WHEREAS, the Board has approved revised terms of employment, effective January 1, 1997, on February 13, 1997 and on May 6, 1997; and

     WHEREAS, Imax wishes to enter into this Agreement to engage the Executive to provide services to Imax, and the Executive wishes to be so engaged, pursuant to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.  Employment.  (a)  Imax hereby employs the Executive, and the Executive
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hereby agrees to serve, in accordance with the terms and conditions hereof.

     (b) The Executive's compensation as Co-Chief Executive Officer under this Agreement shall commence on the effective date hereof (the "Commencement Date"), and shall continue until the second anniversary of the Commencement Date (the "Employment Term"). Nine months prior to such second anniversary, Imax shall inform the Executive of its intent to extend the Employment Term. Imax shall so inform the Executive after receiving the recommendation of the CEO Advisors (as defined in Imax's Articles of Incorporation). If Imax notifies the Executive that it does not intend to extend the Employment Term, then Imax, with the CEO Advisors and a non-management committee of the Board, shall initiate an executive search process. Subject to the immediately preceding sentence, upon such second anniversary and thereafter upon each successive anniversary of the Commencement Date, the Employment Term may be extended by written agreement of the parties for additional one-year periods.

     (c) During the Employment Term, the Executive shall perform such services with respect to Imax's business as may be reasonably requested from time to time by the Board and which are consistent with the Executive's status and the function
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performed by individuals holding a similar position with similarly situated companies, and agrees to act in accordance with the written instructions of the Board. Such services shall be performed primarily within the United States.

     (d) The Executive shall devote that portion of his business time that is necessary to perform the services reasonably required of him hereunder, subject to any conflicting engagements the Executive may have. The Executive agrees that during the Employment Term (i) he will use reasonable efforts to resolve any conflicting engagements and (ii) he will remain actively involved in Imax's business.

     (e) As compensation for the services to be performed by the Executive hereunder during the Employment Term, the Executive shall be entitled to receive a base salary ("Base Salary") of U.S. $710,000 per annum, payable no less
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frequently than monthly in accordance with Imax's payroll practices.

     (f) In addition to the Base Salary, the Executive shall be eligible to participate during the Employment Term in the annual incentive bonus plan adopted by the Board. The Executive shall be paid a bonus in respect of each of 1997 and 1998 at a standardized level of U.S. $710,000 per year (the "Standard"). Based on certain qualitative and quantitative measures determined by the CEO Advisors and the Compensation Committee (the "Committee") of the Board, as set forth below, the Committee shall determine the actual bonus paid, which shall be a multiple of the Standard ranging from 0.0x - 2.0 x, provided, however, that the multiple shall be at least 1.0x if Imax's reported earnings per share (EPS) for the year meet the approved budget target (except that, if in the sole discretion of the Committee, the achievement EPS target was at the expense of, or to the material detriment of, other(s) of the qualitative and quantitative measures set forth below, then such minimum shall not apply). The bonus shall be paid within 50 days of the applicable year end.

     The determination by the Committee of the Executive's actual bonus for 1997 and for 1998 shall be consistent with the determination of the Executive's bonus for 1996, and shall consider the overall performance of Imax, taken as a whole.

     Among the various factors the Committee shall consider in determining the bonus to be paid are: (i) the actual financial performance of Imax versus the approved budget for EBITDA, EPS, revenue growth, and/or other financial targets; and (ii) the Committee shall also take into account other qualitative factors including (in no order of importance): progress in theater signings, development of an enhanced management team, improved performance of the Ridefilm division, further advancement of Imax's film strategy, progress in "owned and operated" strategy, brand development, continued growth of the business, and other performance related issues including, but not limited to, other goals established in the budget process approved by the Board.
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     (g) At the beginning of each of 1997 and 1998, Imax shall grant the
Executive the right to receive 15,000 common shares of Imax (the "Restricted Stock"). If such Restricted Stock may not be issued without shareholder approval, it shall be issued as "phantom stock". The Executive shall have the right to request the Restricted Stock be issued to him (or, if "phantom stock" is utilized, have payment made to him in an amount equal to the fair market value of such number of common shares of Imax on the date of such request), at any time after January 1, 1998 and January 1, 1999, respectively. The Restricted Stock shall be adjusted for stock splits and other similar events after the effective date hereof. The provisions of this Section 1(g) shall survive any termination of thisImax agrees to indemnify the Executive, on an after-tax basis, for any income taxes imposed by any taxing authority and resulting from any taxable benefit to the Executive with respect to the Restricted Stock (or "phantom stock") arising prior to the date of any such request. which arises prior to the date of any such request. The provisions of this Section 1(g) shall survive any termination of this Agreement.

     (h) The Executive has been granted effective January 2, 1997, in accordance with the terms of the Imax Stock Option Plan, 40,000 options to purchase common shares, which options were exercisable immediately upon grant and expire on January 1, 2004. The exercise price of such options in accordance with the Stock Option Plan is U.S. $31.50. Effective January 2, 1998, the Executive shall be granted a further 40,000 options, exercisable immediately upon grant and expiring January 1, 2005. The exercise price of such options shall be determined in accordance with the Stock Option Plan.

     All of the Executive's stock options shall be adjusted for stock splits and other similar events after the effective date hereof and shall contain other terms no less favorable to the Executive than the management stock options of Imax's other senior level executives. If the Executive shall voluntarily resign prior to the end of the Employment Term, all of the options granted in 1997 and 1998 shall be exercised by the Executive within 30 days of such resignation.

     (i) The Executive shall, during the Employment Term, be eligible to receive employee benefits at a level not less than those established by Imax for, or made available to, its other key employees.

     (j) Imax agrees to reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in the performance of his obligations under this Agreement for which documentation reasonably satisfactory to Imax is provided, including expenses relating to the Executive's travel to, and performance of duties in, Toronto, Canada.
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                                      -4-

     (k) Any amounts payable to the Executive under this Agreement shall be subject to applicable withholding taxes, and such other deductions as may be required under applicable law.

     2.  Restrictions on Competitive Employment.     During the Employment Term,
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absent Imax's prior written approval, the Executive shall not (as principal, agent, employee, consultant or otherwise), directly or indirectly, engage in activities with, or render services to, any business engaged or about to become engaged in the business of producing or distributing projection and sound systems or films for large screen theaters or designing or supplying motion simulation theaters or producing or distributing films or movie rides (collectively, "Competitive Business"); provided, however, that, notwithstanding
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the foregoing, the Executive may (i) have equity interests in companies engaged in a Competitive Business so long as he is not employed by and does not consult with such companies in areas related to the Competitive Business, (ii) render consulting services to or be employed by a company engaged in a Competitive Business so long as he is not employed in, or rendering services related to, the Competitive Business of such company or (iii) perform usual investment banking services for a company engaged in a Competitive Business.

     3.  Confidentiality.  The Executive covenants and agrees with Imax that,
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subject to Section 2 above, he will not at any time, except in performance of his obligations to Imax hereunder or with the prior written consent of Imax, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with Imax or any of its subsidiaries. The term "confidential information" includes information not previously disclosed to the public or to the trade by Imax's management, or otherwise in the public domain, with respect to Imax's or any of its subsidiaries' products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information, business plans, prospects or opportunities, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which Imax operates other than as a result of disclosure by the Executive in violation of his agreements under this
Section 3 or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the manner or under the subpoena or other process of law.

     4.  Assignment.  Neither this Agreement nor any right, interest or
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obligation hereunder shall be assignable by the Executive without the prior written consent of Imax. Neither this Agreement nor any right, interest or obligation hereunder shall be assignable by Imax without the prior written consent of the Executive, except that Imax may assign this Agreement or any such right, interest or obligation to an affiliate of
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                                      -5-

Imax without consent of the Executive; provided, however, that no such
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assignment shall relieve Imax of any of its obligations hereunder.

     5.  Indemnification.  (a)  Imax shall hold the Executive harmless and
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indemnify the Executive, to the fullest extent permitted by applicable law, against any and all liabilities (and all expenses related thereto) incurred by the Executive as a result of, or in connection with, the services provided under this Agreement; provided, however, that such indemnification shall not apply
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with respect to any action taken by the Executive that (i) is contrary to the written instructions of the Board or (ii) constitutes gross negligence or willful misconduct. Imax shall maintain a director and officer's liability insurance policy covering the Executive and containing customary terms and conditions.

     (b) Imax shall hold the Executive harmless and indemnify the Executive, on an after-tax basis, against the amount of any income taxes imposed by Revenue Canada, the United States Federal government or any state or local taxing authority in Canada or the United States (collectively, "Taxes") with respect to any amounts payable to the Executive under Section 1 of this Agreement, to the extent such Taxes exceed the amount of Taxes that would have been imposed on such amounts had all of the services performed by the Executive under this Agreement been performed within the United States. Imax shall hold the Executive harmless and indemnify the Executive, on an after-tax basis, against the amount of any penalties or interest that are imposed on the Executive by Revenue Canada, the United States Federal government or any state or local taxing authority in Canada or the United States as a result of Imax's failure to properly withhold any tax with respect to any amounts payable to the Executive under Section 1 of this Agreement, to the extent such penalties or interest are not attributable to the failure of the Executive to file any required tax returns or pay any required taxes or any other willful act or omission of the Executive.

     6.  Binding Effect.  This Agreement shall inure to the benefit of, and be
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binding upon, the parties hereto, any successors to or permitted assigns of the parties hereto.

     7.  Notices.  Any notice required or permitted to be given under this
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Agreement shall be sufficient if in writing and either delivered in person or sent by first class certified or registered mail, postage prepaid, to the parties at the following address (or to such other address or addresses as either party shall have designated in writing to the other party hereto:)

     (a)  if to Imax:

          2525 Speakman Drive
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                                      -6-

          Mississauga, Ontario, Canada
          L5K 1B1
          Attention: General Counsel


     (b)  if to the Executive:

          975 Park Avenue, Apt 6B
          New York, NY, 10028


     8.  Severability; Waiver.  If any provision of this Agreement shall be
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determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby. Failure to insist upon strict compliance with any term, covenant or condition hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of such right or power at any other time or times.

     9.  Injunctive Relief.  Without intending to limit the remedies available
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to Imax or the Executive, as the case may be, in the event of a breach or threatened breach of any of the covenants contained in this Agreement, Imax or the Executive, as the case my be, shall be entitled to seek such injunctive relief as may be required specifically to enforce any such covenant.

     10.  Miscellaneous.  This Agreement constitutes the entire agreement of the
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parties with respect to the subject matter hereof and supersedes and terminates all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Notwithstanding the preceding sentence, nothing in this Agreement shall abrogate the Executive's entitlement to the Special Bonus payable after a sale of Imax or the exercise of the Executive's liquidation rights. Further, Imax shall continue to use its best efforts to cause the Executive to be elected to the Board and to the designation as a CEO Advisor under Imax's by-laws. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     11.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the Province of Ontario and the laws of Canada applicable therein without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, Imax and the Executive have duly executed and delivered this Agreement, as of the day and year first above written, on this 16th day of
                                                                    ----
May, 1997.

                                IMAX CORPORATION


                                By:  /s/ John M. Davison
                                     -------------------

                                     John M. Davison
                                     Executive Vice President, Operations
                                      and Chief Financial Officer



                                By:  /s/ Michael M. Davies
                                     ---------------------

                                     Michael M. Davies
                                     Vice President and Corporate Controller



                                EXECUTIVE

                                /s/ Bradley J. Wechsler
                                ------------------------------------------ l.s.
                                BRADLEY J. WECHSLER